Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Kenneth P. Wilcox, certify, that to my knowledge, the Quarterly Report of Silicon Valley Bancshares on Form 10-Q for the quarterly period ended June 30, 2002, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Silicon Valley Bancshares.

By:	/s/ KENNETH P. WILCOX
Name:	Kenneth P. Wilcox
Title: President, Chief Executive Officer and Director

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Lauren Friedman, certify, that to my knowledge, the Quarterly Report of Silicon Valley Bancshares on Form 10-Q for the quarterly period ended June 30, 2002, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Silicon Valley Bancshares.

By:	/s/ LAUREN FRIEDMAN

Name:	Lauren Friedman
Title: Chief Financial Officer (Principal Financial Officer)